1025 Thomas Jefferson Street, N.W.                          777 Brickell Avenue
Suite 400 East                                                        Suite 500
Washington, D.C.  20007-0805                               Miami, FL 33131-2803
(202) 965-8100                                                   (305) 371-2600
Fax:  (202) 965-8104                                        Fax: (305) 372-9928

                                                        175 Powder Forest Drive
                                                                      Suite 201

                                                        Simsbury, CT 06089-9658
                                                                 (860) 392-5000
                                                           Fax:  (860) 392-5058



                                 April 29, 2004

The Lou Holland Trust
One North Wacker Drive, Suite 700
Chicago, Illinois 60606


         RE:    THE LOU HOLLAND TRUST
                POST-EFFECTIVE AMENDMENT NO. 13 TO THE REGISTRATION STATEMENT ON FORM N-1A, FILE NOS. 333-00935; 811-07533

Ladies and Gentlemen:

         We have acted as special counsel to The Lou Holland Trust, a Delaware statutory trust, regarding the federal securities laws applicable to the above-captioned Registration Statement. We hereby consent to the reference to us in the Registration Statement filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                     Very truly yours,


                                                     /s/ Jorden Burt LLP

                                                     Jorden Burt LLP

                                 Jorden Burt LLP
                            http://www.jordenusa.com